REGISTRATION STATEMENT NO. 333-_____
                                      Filed March 24, 1998


                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933
                                  ----------------------

                             EMPIRE FEDERAL BANCORP, INC.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)


          Delaware                                        81-0512374
-------------------------------                      -------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                              123 South Main Street
                            Livingston, Montana 59047
                                 (406) 222-1981
                    ----------------------------------------
                    (Address of principal executive offices)

                               1997 Stock Option Plan
                 1997 Management Recognition and Development Plan
                 ------------------------------------------------
                              (Full title of the Plan)


        Beverly D. Harris                     With copies to:
        President and Chief Executive         Eric S. Kracov, Esquire
         Officer                              Breyer & Aguggia
        Empire Federal Bancorp, Inc.          1300 I Street, N.W.
        123 South Main Street                 Suite 470 East
        Livingston, Montana  59047            Washington, D.C.  20005
        (406) 222-1981                        (202) 737-7900
        ------------------------------
        Name, address and telephone
        number of agent for service


                                  Page 1 of 7 Pages
                      Index to Exhibits Appears on Page 4.

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                      Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities   Amount      Proposed Maximum   Proposed Maximum    Amount of
to be        to be       Offering Price     Aggregate           Registration
Registered   Registered  Per Share(1)       Offering Price(1)   Fee
------------------------------------------------------------------------------
Common Stock,
$.01 par
value        362,894      $17.82(2)          $6,466,771         $1,907
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $17.82, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of Empire Federal Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq National Market on March 20, 1998, the last day the stock traded.

(2) Of this number, 259,210 shares are being registered for issuance under the 1997 Stock Option Plan and 103,684 shares are being registered for issuance under the 1997 Management Recognition Plan (the foregoing plans are referred to collectively herein as the "Plans"); together with an indeterminate number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

                         ----------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
------
         The following documents filed with the Commission are incorporated in this Registration Statement by reference:

         (1) the Company's Registration Statement on Form SB-2 (File No. 333-12653), filed September 25, 1996;

         (2) the description of the Common Stock set forth in the Company's Registration Statement on Form 8-A registering the Company's Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed November 7, 1996; and

         (3) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
------
         Not Applicable

Item 5.  Interests of Named Experts and Counsel
------
         Not Applicable

Item 6.  Indemnification of Directors and Officers
------
         Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw.
Article XVII also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines,

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settlements and expenses, including attorneys' fees.  In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner be reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.  Exemption From Registration Claimed
------
         Not Applicable

Item 8.  Exhibits
------
         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         No.                           Exhibit
         ---                           -------

          5             Opinion of Breyer & Aguggia

         23.1           Consent of KPMG Peat Marwick LLP

         23.2           Consent of Breyer & Aguggia (see Exhibit 5)

         24             Power of attorney (see signature pages)

         99.1           1997 Stock Option Plan

         99.2           1997 Management Recognition and Development Plan

Item 9.  Undertakings
------
         The undersigned Registrant hereby undertakes:

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
         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

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
                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Empire Federal Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Livingston, and State of Montana the 24th day of March 1998.

                                   EMPIRE FEDERAL BANCORP, INC.



                                   By: /s/ Beverly D. Harris
                                       -----------------------------------
                                       Beverly D. Harris
                                       President and Chief Executive Officer
                                       and Director
                                       (Principal Executive Officer)

                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Beverly D. Harris her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By: /s/ Beverly D. Harris                          Date:  March 24, 1998
    --------------------------------------
    Beverly D. Harris
    President, Chief Executive Officer and
    Director
    (Principal Executive Officer)

By: /s/ Ernest A. Sandberg                         Date:  March 24, 1998
    --------------------------------------
    Ernest A. Sandberg
    Chief Financial Officer (Principal
    Financial and Accounting Officer)

By: /s/ Walter J. Peterson, Jr.                    Date:  March 24, 1998
    --------------------------------------
    Walter J. Peterson, Jr.
    Chairman of the Board

By: /s/ John R. Boe                                Date:  March 24, 1998
    --------------------------------------
    John R. Boe
    Director

By: /s/ Edwin H. Doig                              Date:  March 24, 1998
    --------------------------------------
    Edwin H. Doig
    Director

By: /s/ Sanroe J. Kaisler, Jr.                     Date:  March 24, 1998
    --------------------------------------
    Sanroe J. Kaisler, Jr.
    Director

By: /s/ Walter R. Sales                            Date:  March 24, 1998
    --------------------------------------
    Walter R. Sales
    Director

                                        Exhibit 5

                                 Opinion of Breyer & Aguggia

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                                                   1300 I Street, N.W.
                                                   Suite 470 East
                                                   Washington, D.C. 20005
                                                   Telephone (202) 737-7900
Breyer & Aguggia                                   Facsimile (202) 737-7979
==============================================================================

                                March 24, 1998


Board of Directors
Empire Federal Bancorp, Inc.
123 South Main Street
Livingston, Montana  59047

Dear Board Members:

     We have acted as special counsel to Empire Federal Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the 1997 Stock Option Plan and the 1997 Management Recognition and Development Plan (the "Plans"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                             Sincerely,

                             /s/ Breyer & Aguggia

                             BREYER & AGUGGIA

                                     Exhibit 23.1

                            Consent of Independent Auditors

KPMG PEAT MARWICK LLP
        1000 First Interstate Center
        401 N. 31st Street
        P.O. Box 7108
        Billings, MT  59103


                             Independent Accountants' Consent
                             --------------------------------

The Board of Directors
Empire Federal Bancorp, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 expected to be filed March 23, 1998, of our report dated February 21, 1997 relating to the consolidated balance sheets of Empire Federal Bancorp, Inc. and subsidiaries as of December 31, 1996 and June 30, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for the six months ended December 31, 1996 and each of the years ended June 30, 1996 and 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Empire Federal Bancorp, Inc.

                                       /s/ KPMG Peat Marwick LLP

Billings, Montana
March 19, 1998

                                    Exhibit 23.2

                    Consent of Breyer & Aguggia (see Exhibit 5)

                                    Exhibit 24

                       Power of Attorney (see signature page)

                                    Exhibit 99.1

                                1997 Stock Option Plan

                              EMPIRE FEDERAL BANCORP, INC.
                               1997 STOCK OPTION PLAN

        SECTION 1.  PURPOSE

        The Empire Federal Bancorp, Inc. 1997 Stock Option Plan (the "Plan") is hereby established to foster and promote the long-term success of Empire Federal Bancorp, Inc. and its shareholders by providing directors, officers and employees of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors, officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation's shareholders by encouraging such parties to maintain an equity interest in the Corporation.

        SECTION 2.  DEFINITIONS

        For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

        BANK means Empire Federal Savings Bank, Livingston, Montana.

        BOARD means the Board of Directors of the Corporation.

        CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the stock of the Corporation or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Corporation or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four
(24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's or the Bank's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

        CODE means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

        CORPORATION means Empire Federal Bancorp, Inc., a Delaware corporation.

        DIRECTOR shall mean a director of the Corporation who is not also an employee of the Corporation or its subsidiaries.

        DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

        EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        FAIR MARKET VALUE shall be determined as follows:

        (a) If the Stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange at the time of grant of an Option, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

        (b) If the Stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

        INCENTIVE STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

        NON-QUALIFIED STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

        OPTION means an Incentive Stock Option or a Non-Qualified Stock
Option.

        PARTICIPANT means a Director or employee of the Corporation or its subsidiaries selected by the Board to receive an Option under the Plan.

        PLAN means this Empire Federal Bancorp, Inc. 1997 Stock Option Plan.

        STOCK means the common stock, $0.01 par value, of the Corporation.

        TERMINATION FOR CAUSE shall mean because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Corporation and/or, the Bank and a Participant.

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        SECTION 3.  ADMINISTRATION

        (a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

        (b) Subject to the other provisions of the Plan, the Board of Directors shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

        SECTION 4.  ELIGIBILITY AND PARTICIPATION; LIMITATIONS ON AWARDS

        (a) Officers and employees of the Corporation and its subsidiaries and Directors shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board of Directors, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

        (b) Notwithstanding anything herein to the contrary, (i) no officer or employee shall be granted Options covering in excess of twenty five percent (25%), (ii) no Director shall be granted Options covering in excess of five percent (5%) and (iii) Directors serving as of the effective date of the Plan shall not be granted Options covering in excess of thirty percent (30%) in the aggregate, of the number of shares reserved for issuance under the Plan.

         (c) Notwithstanding anything herein to the contrary, no grant of Options under the Plan shall become exercisable more rapidly than in substantially equal installments over a five (5) year period beginning on the date of grant.

        SECTION 5.  SHARES OF STOCK AVAILABLE FOR OPTIONS

        (a) The maximum number of shares of Stock which may be issued and purchased pursuant to Options granted under the Plan is 259,210, subject to the adjustments as provided

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
in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, the shares of Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under Plan. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) In the event that the Board of Directors determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this
Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

        (c) Any adjustments under this Section will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

        SECTION 6.  NON-QUALIFIED STOCK OPTIONS

        6.1  Grant of Non-Qualified Stock Options.

        Subject to Sections 4(b) and (c) the Board of Directors may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board of Directors may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

        (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board of Directors on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

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
        (b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Board shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant's stock option agreement.

        (c) Termination of Service. Unless otherwise determined by the Board of Directors, upon the termination of a Participant's service as an employee or member of the Board of Directors for any reason other than Disability, death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of one year following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-Qualified Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for two years or such longer period as determined by the Board following the date of the Participant's death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.

        SECTION 7.  INCENTIVE STOCK OPTIONS

        7.1  Grant of Incentive Stock Options.

        The Board of Directors may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

        (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock, the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of

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
the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

        (b) Amounts of Options. Subject to Sections 4(b) and (c), Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board of Directors. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Stock Options.

        (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Stock, by reason of the ownership of such classes of Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

        (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

        Unless otherwise determined by the Board of Directors, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or the beneficiaries of the Participant for one year following the date of the Participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

        (f) Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of
Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

        SECTION 8.  EXTENSION

        The Board of Directors may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

        SECTION 9.  GENERAL PROVISIONS APPLICABLE TO OPTIONS

        (a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board of Directors considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

        (b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board of Directors need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

        (c) In the event of a Change in Control, all then outstanding Options shall become one hundred percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Corporation or the Bank is merged into or consolidated with another corporation, if the Corporation or the Bank becomes a subsidiary of another corporation or if the Corporation or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference

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
between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options.

        (d) The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Options exercised under this Plan, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. Such withholding obligation may be satisfied by, without limitation, the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (e) Subject to the terms of the Plan, the Board of Directors may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        SECTION 10.  MISCELLANEOUS

        (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Corporation's Board of Directors. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the Plan or the applicable Option.

        (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

        (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

        (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including

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
any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

        (e) No member of the Board of Directors shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board of Directors be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

        (f) The Plan shall be effective on January 26, 1998; but only if, prior to such date, the Plan is approved by the Corporation's shareholders at the 1997 annual meeting of shareholders. The Plan will be so approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Corporation entitled to vote with respect to the Plan shall be cast in favor of its approval.

        (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

        (h) Options may not be granted under the Plan after the tenth anniversary of the effective date of the Plan, but then outstanding Options may extend beyond such date.

        (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

                                  * * * * *

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
                                      Exhibit 99.2

                          1997 Management Recognition Plan

PAGE

                              EMPIRE FEDERAL BANCORP, INC.
                  1997 MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN

        SECTION 1.     PURPOSE AND ADOPTION OF THE PLAN

        1.01 PURPOSE. The purpose of the Empire Federal Bancorp, Inc. Management Recognition and Development Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating key management employees and non-employee directors who will contribute to the Corporation's success. The Plan is intended to recognize the contributions of key management personnel to the success of the Corporation and its subsidiaries, to link the benefits paid to eligible employees and directors who have substantial responsibility for the successful operation, administration and management of the Corporation with the enhancement of shareholder value and to provide eligible employees and directors with an opportunity to acquire a greater proprietary interest in the Corporation through the grant of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the employees meet the vesting criteria established by the Board and this Plan.

        1.02 ADOPTION AND EFFECTIVE DATE. The Plan shall be effective on January 26, 1998; but only if, prior to such date, the Plan is approved by the Corporation's shareholders at the 1997 annual meeting of shareholders. The Plan will be so approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Corporation entitled to vote with respect to the Plan shall be cast in favor of its approval.

        SECTION 2.     DEFINITIONS

        For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

        AWARD AGREEMENT means a written agreement between the Corporation and a Participant specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article V of the Plan.

        BANK means Empire Federal Savings Bank, Livingston, Montana.

        BOARD means the Board of Directors of the Corporation.

        CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the common stock of the Corporation or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation or Bank representing twenty-five percent (25%) or more of the combined voting power of the Corporation's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Corporation or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four
(24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's or the Bank's assets or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom.

         CORPORATION means Empire Federal Bancorp, Inc., a Delaware corporation, and its successors.

        DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article V.

        DIRECTOR means a member of the Board of Directors of the Corporation who is not also an employee of the Corporation or its subsidiaries.

        DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

        EFFECTIVE DATE means the date as of which the Plan shall become effective, as determined in accordance with Section 1.02.

        EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

        FAIR MARKET VALUE  shall be determined as follows:

        (a) If the stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange at the time of grant of the award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

        (b) If the stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

        PARTICIPANT means any person selected by the Board, pursuant to
Section 3.02, to participate under the Plan.

        PLAN means this Empire Federal Bancorp, Inc. 1997 Management Recognition and Development Plan, as the same may be amended from time to time.

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
        RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article V.

        STOCK means the common stock, par value $0.01 per share, of the Corporation.

        SECTION 3.     ADMINISTRATION AND PARTICIPATION

        3.01 ADMINISTRATION. The Plan shall be administered by the Board which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Board shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 3.02, the persons who will be Participants hereunder, to impose, in accordance with Section 5.01, such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable.

        3.02 DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such employees of the Corporation and its subsidiaries or Directors as the Board, in its sole discretion, may designate. The Board shall consider such factors as it deems pertinent in selecting Participants.

        SECTION 4.     STOCK ISSUABLE UNDER THE PLAN

        4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 6.03, the maximum number of shares of Stock available for issuance under the Plan shall be 103,684. The Stock to be offered under the Plan shall be authorized and unissued Stock, Stock which shall have been reacquired by the Corporation and held in its treasury, or Stock held in a trust established by the Corporation for the purpose of funding awards under the Plan with shares acquired on the open market with funds contributed by the Corporation or the Bank.

        4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 5.02 may again be issued under the Plan.

        SECTION 5.     RESTRICTED STOCK

        5.01 RESTRICTED STOCK AWARDS. Subject to the terms of this Plan, the Board may grant to any Participant an award of Restricted Stock in respect of such number of shares of Stock, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Board shall determine in its sole discretion. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such provisions, not inconsistent with this Plan, as shall be determined by the Board.

        (a) ISSUANCE OF RESTRICTED STOCK. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Unless the Board determines otherwise, until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee. Notwithstanding the foregoing, the Corporation may, in its sole discretion, establish a trust for the purpose of holding Restricted Stock awarded pursuant to this Plan. In the event that a trust is established, the Corporation may elect to hold any or all shares of Stock subject to awards in the name of the trust for the benefit of the Participant and subject to the forfeiture conditions applicable to the award.

        (b) LIMITATIONS ON AWARDS. Notwithstanding anything herein to the contrary, (i) no officer or employee shall be granted an award covering in excess of twenty five percent, (ii) no Director shall be granted an award covering in excess of five percent and (iii) Directors serving as of the effective date of the Plan shall not be granted awards covering in excess of thirty percent in the aggregate, of the number of shares reserved for issuance under the Plan. In addition, no award of Restricted Stock under the Plan shall vest more rapidly than in substantially equal installments over a five-year period beginning on the date of grant.

        (c) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 5.01(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in
Section 5.01(a). Cash dividends paid with respect to Restricted Stock shall be held by the Corporation in escrow until such time as the Participant vests in such shares. The Corporation may credit a reasonable rate of interest to such cash dividends prior to distribution.

        (d) RESTRICTION ON TRANSFERABILITY. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

        (e) DELIVERY OF STOCK UPON RELEASE OF RESTRICTIONS. Upon expiration or earlier termination of the forfeiture period without a forfeiture, and the satisfaction of or release from any other conditions prescribed by the Board, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 6.02, the Corporation shall deliver to the Participant or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for

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
the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

        5.02    TERMS OF RESTRICTED STOCK; FORFEITURE OF RESTRICTED STOCK.
All Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period the employment or service as a Director of the Participant with the Corporation and its subsidiaries terminates for any reason. Subject to the terms of the Plan, the Board, in its sole discretion, shall establish the forfeiture period for each grant of Restricted Stock, and may provide for the forfeiture period to lapse in installments. Notwithstanding the foregoing, upon the termination of a Participant's employment by reason of death or Disability, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.
In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

         SECTION 6.     MISCELLANEOUS

        6.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

        6.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. Such withholding obligation may be satisfied by, without limitation, the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

        6.03 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan and the limit on the number of shares of Stock in respect of which awards may be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect

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
upon the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 6.03.

        6.04 NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

        6.05 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

        6.06 CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

        6.07 SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

        6.08 LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Board may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

        6.09    AMENDMENT AND TERMINATION.

        (a) AMENDMENT. Subject to applicable law and regulations, the Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary for the Corporation to comply with an applicable tax law or regulatory requirement.
No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award.

         (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically

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
terminate, without further action of the Board or the Corporation's shareholders, on the tenth anniversary of the Effective Date. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan shall continue in effect in accordance with its terms as if the Plan has not terminated.

                                  * * * * *

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